Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

[___], 2025

Nova Lifestyle, Inc.

6565 E. Washington Blvd,

Commerce, CA, 90040

Attention:	Xiaohua Lu
Chief Executive Officer

Ladies and Gentlemen:

This letter (this “Agreement”) constitutes the agreement between American Trust Investment Services, Inc., an Illinois corporation (“ATIS” or the “Placement Agent”), and Nova Lifestyle, Inc., a Nevada corporation (collectively with its owned or controlled subsidiaries, the “Company”), pursuant to which ATIS shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of the Company’s shares of common stock, $0.001 par value per share (the “Common Stock”), and warrants to purchase the Common Stock (the “Warrants, together with the Common Stock underlying the Warrants and the Common Stock, collectively the “Securities”). The Securities shall be offered and sold under the Company’s registration statement on Form S-1, as amended (Registration No. 333-287559)(the “Registration Statement”). The parties acknowledge that the terms of the Placement provide for a maximum offering amount of $9,000,000. The precise terms of the Securities and the gross proceeds of the Placement will be agreed upon among the Placement Agent, the Company, and with one or more purchasers (each, a “Purchaser” and collectively, the “Purchasers”), and nothing herein constitutes that ATIS would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company or the Purchasers in connection with the Placement (including but not limited to the Purchase Agreement (as defined below)) shall be collectively referred to herein as the “Transaction Documents.” The date on which there is a closing of the Placement (the “Closing”) shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that ATIS’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a legal or binding commitment by ATIS to purchase the Securities or introduce the Company to investors and does not ensure the successful placement of the Securities or any portion thereof or the success of ATIS with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. The sale of the Securities to any Purchaser will be evidenced by a securities purchase agreement between the Company and such Purchaser in a form reasonably acceptable to the Company and ATIS (the “Purchase Agreement”) together with other Transaction Documents. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of the Transaction Documents, officers of the Company will be available to answer inquiries from prospective Purchasers.

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SECTION 1. COMPENSATION. As compensation for the services provided by ATIS hereunder, the Company agrees to pay to ATIS:

(A) A cash fee payable in U.S. dollars equal to seven percent (7.0%) of the gross proceeds received by the Company from investors in the Placement from the sale of the Securities at the Closing (“Gross Proceeds”) and an additional non-accountable expense fee of 1% of the Gross Proceeds (the “Cash Compensation”).

(B) Subject to compliance with FINRA Rule 5110(f)(2)(D), subject to the closing of the Placement, the Company also agrees to reimburse the Placement Agent for all of the Placement Agent’s actual out-of-pocket accountable expenses upon receipt of reasonably acceptable evidence of such expenditures. Such actual out-of-pocket accountable expenses shall be capped at $150,000. Further, the Company shall pay up to $50,000 for reimbursement of legal fees as incurred by the Placement Agent if the Offering closes; or $25,000 if the Offering does not close.

(C) In accordance with that certain engagement letter between the Company and the Placement Agent, dated July 19, 2025 (the “Engagement Letter”), the Company acknowledges that it advanced $50,000 to the Placement Agent, which shall be applied against such out-of-pocket accountable expenses. To the extent any portion of this advance is not actually incurred, such unused portion shall be reimbursed to the Company in compliance with FINRA Rule 5110(f)(2)(C) in the event of termination of the Offering.

(D) The Placement Agent reserves the right to reduce any item of compensation or adjust terms thereof as specified therein in the event that a determination shall be made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

(E) In addition to all expenses of the Company related to the Offering, the Company shall pay (1) all fees, expenses and disbursements relating to background checks of the Company’s officers, directors and entities in an amount not to exceed $5,000; (2) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Shares under the securities laws of such foreign jurisdictions as ATIS may reasonably designate; (3) the costs associated with post-Closing advertising the Offering the national editions of the Wall Street Journal and New York Times; and (4) up to a maximum of $5,000, the costs associated with commemorative mementos and lucite tombstones (if and to the extent authorized by the Company in advance).

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SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Each of the representations and warranties (together with any related disclosures in the disclosure schedules appended thereto) made by the Company to the Purchasers in the Transaction Documents, is hereby incorporated herein by reference (as though fully restated herein) and is, as of the date of this Agreement, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants to the Placement Agent that:

(A) The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, as amended (Registration No. 333-287559), and amendments thereto, and related preliminary prospectuses, for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Securities, which registration statement, as so amended (including post-effective amendments, if any) became effective on [___], 2025. Such registration statement, including the exhibits thereto, as of the date of this Agreement, is hereinafter called the “Registration Statement.” Any reference in this Agreement to the Registration Statement shall each be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) on or before the date of this Agreement; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Agreement, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission. For purposes of this Agreement, the “Time of Sale Prospectus” means the preliminary prospectus, if any, together with the free writing prospectuses, if any, used in connection with the Placement, including any documents incorporated by reference therein, and the “Final Prospectus” means the prospectus filed pursuant to Rule 424(b) under the Securities Act, including any documents incorporated by reference therein.

(B) The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Registration Statement), in the light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Time of Sale Prospectus and the Final Prospectus or to be filed as exhibits or schedules to the Registration Statement, which (x) have not been described or filed as required or (y) will not be filed within the requisite time period.

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(C) Neither the Company nor any of its directors and officers has distributed, and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Time of Sale Prospectus and the Final Prospectus.

(D) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Time of Sale Prospectus and the Final Prospectus and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s shareholders in connection therewith other than in connection with the Required Approvals. This Agreement has been duly executed by the Company and, when duly execute by the Placement Agent and delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(E) The execution, delivery and performance by the Company of this Agreement and the transactions contemplated pursuant to the Time of Sale Prospectus and the Final Prospectus, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(F) Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

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(G) The Company acknowledges that the Placement Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(H) No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Prospectus and the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(I) Any statistical, industry-related and market-related data included or incorporated by reference in the Time of Sale Prospectus and the Final Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(J) Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company, any subsidiary or affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Purchase Agreement. There are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Placement Agent’s compensation, as determined by the Financial Industry Regulatory Authority (“FINRA”). Other than payments to the Placement Agent for this Placement, the Company has not made and has no agreements, arrangements or understanding to make any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member participating in the offering as defined in FINRA Rule 5110 (a “Participating Member”); or (iii) any person or entity that has any direct or indirect affiliation or association with any Participating Member, within the 180-day period preceding the initial filing of the Registration Statement through the 60-day period after the effective date of the Registration Statement. None of the net proceeds of the Placement will be paid by the Company to any Participating Member or its affiliates, except as specifically authorized herein. To the Company’s knowledge, no officer, director or any beneficial owner of 10% or more of the Company’s ordinary shares or ordinary share equivalents has any direct or indirect affiliation or association with any Participating Member in the Placement. Except for securities purchased on the open market, no Company affiliate is an owner of stock or other securities of any Participating Member. No Company affiliate has made a subordinated loan to any Participating Member. No proceeds from the sale of the Securities (excluding placement agent compensation as disclosed in the Registration Statement and the Time of Sale Prospectus) will be paid to any Participating Member, any persons associated with a Participating Member or an affiliate of a Participating Member. Except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, the Company has not issued any warrants or other securities or granted any options, directly or indirectly, to the Placement Agent within the 180-day period prior to the initial filing date of the Registration Statement. Except for securities issued to the Placement Agent as disclosed in the Registration Statement, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Time of Sale Prospectus is a Participating Member, is a person associated with a Participating Member or is an affiliate of a Participating Member. No Participating Member in the Placement has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a Participating Member, the parent or affiliate of a Participating Member or any person associated with a Participating Member in the aggregate beneficially own 5% or more of the Company’s outstanding subordinated debt or common equity, or 5% or more of the Company’s preferred equity. “FINRA member participating in the Placement” includes any associated person of a Participating Member in the Placement, any member of such associated person’s immediate family and any affiliate of a Participating Member in the Placement. When used in this Section 2(J) the term “affiliate of a FINRA member” or “affiliated with a FINRA member” means an entity that controls, is controlled by or is under common control with a FINRA member. The Company will advise the Placement Agent and its counsel if it learns that any officer, director or owner of 10% or more of the Company’s outstanding ordinary shares or ordinary share equivalents is or becomes an affiliate or associated person of a Participating Member.

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(K) The Board of Directors is comprised of the persons set forth under the heading of the Registration Statement captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of The Nasdaq Stock Market LLC (the “Trading Market”). In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Trading Market.

(L) To the Company’s knowledge, all information contained in the questionnaires most recently completed by each of the Company’s directors and officers is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires become inaccurate and incorrect.

SECTION 3. REPRESENTATIONS OF ATIS. ATIS represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Exchange Act, (iii) is licensed as a broker/dealer under the laws of the states applicable to the offers and sales of the Securities by ATIS, (iv) is a corporation validly existing under the laws of its place of incorporation or formation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. ATIS will immediately notify the Company in writing of any change in its status as such. ATIS covenants that it will use its reasonable best efforts to conduct the Placement in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 4. INDEMNIFICATION. The Company agrees to the indemnification and other agreements set forth in the Indemnification provisions (the “Indemnification”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

SECTION 5. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder shall be until the earlier of (i) September 19, 2025, or (ii) the Closing Date of the Offering (as defined in that certain engagement letter between the Company and ATIS, dated July 19, 2025, the “Engagement Agreement”), except in the case of termination by the Company of ATIS of its engagement for Good Reason, as defined in the Engagement Agreement (such date, the “Termination Date” and the period of time during which this Agreement remains in effect is referred to herein as the “Engagement Period”). Notwithstanding anything to the contrary contained herein, the provisions concerning any obligation of the Company to pay any fees pursuant to Section 1 hereof, any expense reimbursement pursuant to Section 1 hereof, confidentiality, indemnification and contribution, Tail Financing (defined below) contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement on the terms thereof. If this Agreement is terminated prior to the completion of the Placement, all fees and expense reimbursement due to the Placement Agent, if any, shall be paid by the Company to the applicable Placement Agent on or before the Termination Date (in the event such fees are earned or owed as of the Termination Date). The Placement Agent agrees not to use any confidential information concerning the Company provided to such Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

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SECTION 6. CONFIDENTIAL INFORMATION. The Company agrees that any information or advice rendered by ATIS in connection with this engagement is for the confidential use of the Company only in its evaluation of the Placement and, except as otherwise required by applicable law, rule or regulation, the Company will not disclose or otherwise refer to the advice or information in any manner without ATIS’s prior written consent.

SECTION 7. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification provisions hereof. The Company acknowledges and agrees that ATIS is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of ATIS hereunder, all of which are hereby expressly waived.

SECTION 8. CLOSING. The obligations of the Placement Agent hereunder and the Closing of the sale of the Securities pursuant to the Purchase Agreement are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company and its subsidiaries contained herein and in the Purchase Agreement, to the accuracy of the statements of the Company and its subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent by the Company:

(A) All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that such counsel may reasonably request to enable them to pass upon such matters.

(B) The Placement Agent shall have received as of the Closing Date the written opinion of legal counsel to the Company, dated as of the Closing Date, addressed to the Placement Agent in a form and substance reasonably acceptable to ATIS.

(C) (i) The Company or its parent shall not have sustained, any material loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Purchase Agreement, for the Placement of the Securities, nor (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Purchase Agreement.

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(D) Subsequent to the execution and delivery of this Agreement and up to the Closing Date, there shall not have occurred any of the following: (i) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (ii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iii) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (ii) or (iii) makes it, in the sole and reasonable judgment of the Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Purchase Agreement.

(E) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially adversely affect or potentially and materially adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and materially adversely affect or potentially materially adversely affect the business or operations of the Company.

(F) The Company shall have entered into a Purchase Agreement with each of the Purchasers, and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed between the Company and the Purchasers.

(G) On or prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

(H) On or prior to the Closing Date, the Placement Agent shall have received copies of all waiver and acknowledgements required to be obtained by the Company pursuant to the Purchase Agreement, if any.

(I) The Placement Agent shall have completed its due diligence investigation of the Company to the satisfaction of the Placement Agent and its counsel, including without limitation, its due diligence investigation and analysis of: (i) the Company’s officers, directors, employees, affiliates, customers and suppliers; and (ii) the Company’s audited historical financial statements as may be required by the Act and rules and regulations of the Commission thereunder; and (iii) the Company’s prospects.

(J) FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement that may not otherwise be cured. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, an issuer filing with FINRA pursuant to FINRA Rule 5123 with respect to the Placement and pay filing fees required in connection therewith, if any.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

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SECTION 9. [RESERVED].

SECTION 10. [RESERVED].

SECTION 11. GOVERNING LAW. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal law of the State of New York. The Company and the Placement Agent each (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Company and the Placement Agent further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process in any such suit, action or proceeding. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.

SECTION 12. ENTIRE AGREEMENT/MISC. This Agreement (including the attached Indemnification provisions) embody the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both ATIS and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery of the Securities, as applicable. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof. The Company agrees that the Placement Agent may rely upon, and is a third party beneficiary of, the representations and warranties, and applicable covenants set forth in any such purchase, subscription or other agreement with the Purchasers in the Placement. All amounts stated in this Agreement are in US dollars unless expressly stated.

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SECTION 13. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day, (c) the third Business Day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed; provided that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 14. PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, from and after any Closing, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense, provided such publicizing shall not impact the Company’s ability to conduct the Placement pursuant to all applicable securities laws.

SECTION 15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Agreement or any obligations or rights hereunder may not be assigned by any party hereto without the other party’s prior written consent.

SECTION 16. HEADINGS; LANGUAGE. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The official language of this Agreement is the English language and it shall be interpreted in the English language for all purposes.

[The remainder of this page has been intentionally left blank.]

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to ATIS the enclosed copy of this Agreement.

Very truly yours,

AMERICAN TRUST INVESTMENT SERVICES, INC.

By:
Name:
Title:

Address for notice:

American Trust Investment Services, Inc.
910 S El Camino Real
Suite 200
San Clemente, CA 92672

Attention: Kristopher Kessler
Email: IB@amtruinvest.com

Accepted and Agreed to as of the date first written above:

NOVA LIFESTYLE, INC.

By:
Name:	Xiaohua Lu
Title:	Chief Executive Officer

Address for notice:

Nova Lifestyle, Inc.

6565 E. Washington Blvd,

Commerce, CA, 90040

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ADDENDUM A

INDEMNIFICATION PROVISIONS

Capitalized terms used in this Addendum shall have the meanings ascribed to such terms in the Agreement to which this Addendum is attached:

In addition to and without limiting any other right or remedy available to the Placement Agent and the Indemnified Parties (as hereinafter defined), to the extent permitted by law, the Company agrees to indemnify and hold harmless Placement Agent and each of the other Indemnified Parties from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, reasonable and accountable out-of-pocket costs, reasonable and accountable out-of-pocket expenses and reasonable disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all reasonable legal and other reasonable costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the reasonable and accountable out-of-pocket costs, out-of-pocket expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Placement Agent’s acting for the Company and as a Placement Agent, including, without limitation, any act or omission by Placement Agent in connection with its acceptance of or the performance or nonperformance of its obligations under the Agreement between the Company and Placement Agent to which these indemnification provisions are attached and form a part, any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto or referred to therein, including the Purchase Agreements and any agency agreement), or the enforcement by Placement Agent of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses relate to or arise out of fraud, recklessness, bad faith, gross negligence or willful misconduct of the Placement Agent or any other Indemnified Party.

The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Placement Agent by the Company or for any other reason, except to the extent that any Loss relates to or arise out of fraud, recklessness, bad faith, gross negligence or willful misconduct of the Placement Agent or any other Indemnified Party.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): the Placement Agent, its affiliated entities, managers, members, officers, directors, shareholders, partners, employees, legal counsel, agents, representatives, and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, shareholders, members, managers, employees, legal counsel, agents, representatives and controlling persons of any of them. These indemnification provisions shall be in addition to any liability, which the Company may otherwise have to any Indemnified Party.

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If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder. An Indemnified Party shall have the right to retain one counsel of its own choice to represent it, and the reasonable fees, expenses and disbursements of such counsel shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, reasonably cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Placement Agent’s and the Company’s written consent. The Company shall not, without the prior written consent of Placement Agent, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its shareholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, from the Placement of the Securities and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its shareholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration received or receivable by the Company in connection with the Placement of Securities relative to the amount of fees actually received by Placement Agent in connection with such Placement. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Placement Agent pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Addendum to that certain Placement Agency Agreement dated as of this [_] day of July, 2025.

AMERICAN TRUST INVESTMENT SERVICES, INC.

By:
Name:
Title:

Accepted and Agreed to as of the date first written above:

NOVA LIFESTYLE, INC.

By:
Name:	Xiaohua Lu
Title:	Chief Executive Officer

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